APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Portfolios

Bloomberg Barclays US Aggregate ex-Corporate Portfolio

Core Bond Portfolio

Disciplined International Developing Markets Portfolio1

Disciplined Large Cap Portfolio

Diversified Large Cap Growth Portfolio

Emerging Growth Portfolio

Factor Enhanced Emerging Markets Portfolio2

Factor Enhanced International Portfolio3

Factor Enhanced Large Cap Portfolio4

Factor Enhanced U.S. Low Volatility Equity Portfolio5

Factor Enhanced Small Cap Portfolio6

High Yield Corporate Bond Portfolio

Index Portfolio

Investment Grade Corporate Bond Portfolio

Large Company Value Portfolio

Real Return Portfolio

Small Cap Value Portfolio

Strategic Retirement Bond Portfolio

U.S. REIT Portfolio

Appendix A amended:  May 28, 2020

1On May 28, 2020 the Board of Trustees of Wells Fargo Master Trust approved the appointment of Wells Capital Management Incorporated as the sub-adviser to the Disciplined International Developed Markets Portfolio, effective on or about July 7, 2020.

2On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Factor Enhanced Emerging Markets Portfolio to the Factor Enhanced Emerging Markets Equity Portfolio, effective on or about July 1, 2020.

3On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Factor Enhanced International Portfolio to the Factor Enhanced International Equity Portfolio, effective on or about July 1, 2020.

4On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Factor Enhanced Large Cap Portfolio to the Factor Enhanced U.S. Large Cap Equity Portfolio, effective on or about July 1, 2020.

5On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the establishment of Factor Enhanced U.S. Low Volatility Equity Portfolio, effective on or about July 1, 2020.

6On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Factor Enhanced Small Cap Portfolio to the Factor Enhanced U.S. Small Cap Equity Portfolio, effective on or about July 1, 2020.